UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2021

TPG PACE TECH OPPORTUNITIES CORP.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39595	98-1499860
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Commerce St., Suite 3300 Fort Worth, Texas		76102
(address of principal executive offices)		(zip code)

(212) 405-8458

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-fifth of one redeemable warrant	PACE.U	The New York Stock Exchange
Class A ordinary shares, par value $0.0001 per share	PACE	The New York Stock Exchange
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50 per share	PACE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.02.	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 12, 2021, the Staff of the Securities and Exchange Commission (the “SEC”) released a statement (the “SEC Statement”) informing market participants that warrants issued by special purpose acquisition companies (“SPACs”) may require classification as a liability of the entity measured at fair value, with changes in fair value each period reported in earnings. TPG Pace Tech Opportunities Corp. (the “Company,” “we” or “our”) has previously classified its private placement warrants and public warrants (collectively, the “warrants”) as equity and classified certain forward purchase agreements (“FPAs”) as equity based upon the Company’s conclusion that the financial instruments to be issued in accordance with the agreements were equity classified. The Company has re-evaluated its accounting for the warrants and FPAs and in consultation with its advisors concluded that the warrants and the FPAs should be liability-classified and measured at fair value, with changes in fair value each period reported in earnings (the “Warrant Accounting”). As part of the re-evaluation referred to above and in consultation with its advisors, the Company also re-evaluated its accounting for its Class A ordinary shares, $0.0001 par value (the “Class A Shares”), and concluded that the Company’s issued and outstanding Class A Shares should be classified within temporary equity pursuant to Accounting Standards Codification (“ASC”) 480-10 rather than partially as temporary equity and partially as permanent equity (the “Temporary Equity Accounting”). In addition, the Company is evaluating certain other disclosures as part of the re-evaluation referred to above (together with the Warrant Accounting and the Temporary Equity Accounting, the “Accounting Matters”).

On May 3, 2021, the Board of Directors of the Company (the “Board”), in consultation with management of the Company and upon the recommendation of the Audit Committee of the Board, determined as a result of the Accounting Matters that the Company’s previously issued audited financial statements as of October 9, 2020, and as of and for the year ended December 31, 2020, should no longer be relied upon and, with respect to such financial statements as of and for the year ended December 31, 2020 (the “Restatement Date/Period”), should be restated.

With respect to the Warrant Accounting, the Company noted that the SEC Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” Following consideration of the guidance in the SEC Statement, while the terms and quantum of the warrants and FPAs as described in the Prospectus have not changed, the Company concluded the warrants and FPAs do not meet the conditions to be classified in equity and instead, the warrants and the FPAs meet the requirement under ASC 815, under which the Company should record the warrants and the FPAs as liabilities on the Company’s balance sheet.

With respect to the Temporary Equity Accounting, the Company noted that because it is certain that its Class A Shares will be redeemed or become redeemable and no exceptions in ASC 480-10-S99-3A apply, the Class A Shares (1) must be classified within temporary equity in the Company’s financial statements and (2) are subject to the subsequent measurement guidance in ASC 480-10-S99-3A.

The Company intends to file restated financial statements as of and for the Restatement Date/Period in an amendment (the “Amended 10-K”) to its Annual Report on Form 10-K for the year ended December 31, 2020, originally filed with the SEC on February 16, 2021, reflecting revisions resulting from the Accounting Matters. The Company engaged an independent valuation expert to value the warrants and the FPAs as of October 7, 2020 and December 31, 2020, and is working diligently to file the Amended 10-K as soon as practicable. The adjustments to the financial statement items for the Restatement Date/Period will be set forth through expanded disclosure in the financial statements included in the Amended 10-K, including further describing the restatement and its impact on previously reported amounts. In addition, the Company is reassessing its previous conclusions regarding the effectiveness of its disclosure controls and procedures.

The Company’s management and the Audit Committee have discussed the matters disclosed in this Item 4.02 with the Company’s independent registered public accounting firm, KPMG LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG Pace Tech Opportunities Corp.

May 7, 2021	By:	/s/ Eduardo Tamraz
	Name:	Eduardo Tamraz
	Title:	Secretary